AMENDMENT NUMBER 1

                           TO PARTICIPATION AGREEMENT

                                      AMONG

                       VARIABLE INSURANCE PRODUCTS FUNDS,

                       FIDELITY DISTRIBUTORS CORPORATION,

                                       AND

                FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY

                               COMPANY OF NEW YORK

     WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the "Company"), Fidelity Distributors Corporation (the "Underwriter") and Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (the "Fund") are parties to a Participation Agreement dated June 28, 2002, (the "Agreement"); and

     WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

     WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

     WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and

     WHEREAS, all other terms of the Agreement shall remain in full force and effect;

     NOW, THEREFORE, the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST SECURITY BENEFIT LIFE
INSURANCE AND ANNUITY COMPANY
OF NEW YORK
                                     By its authorized officer

                                     By:      /s/ Thomas A. Swank
                                              -------------------

                                     Name:    Thomas A. Swank
                                              ---------------

                                     Title:   Vice President, CFO, and Treasurer
                                              ----------------------------------

                                     Date:    12/4/2006
                                              ---------

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III

                                                By its authorized officer

                                                By:       /s/ Christine Reynolds
                                                          ----------------------

                                                Name:     Christine Reynolds
                                                          ----------------------

                                                Title:    SVP, Treasurer
                                                          ----------------------

                                                Date:     1/2/07
                                                          ------

FIDELITY DISTRIBUTORS CORPORATION

                                                     By its authorized officer

                                                     By:      /s/ Bill Loehning
                                                              -----------------

                                                     Name:    Bill Loehning
                                                              -------------

                                                     Title:   EVP
                                                              ---

                                                     Date:    12/12/06
                                                              --------

                                   SCHEDULE A

         ACCOUNTS -

         Separate Account A
         Separate Account B


         CONTRACTS -

         AdvisorDesigns Variable Annuity
         AdvanceDesigns Variable Annuity
         SecureDesigns Variable Annuity
         EliteDesigns Variable Annuity

         PORTFOLIOS - Available Portfolios listed under VIP I, II, & III respectively as of 12/01/2006


Variable Insurance Products Fund          Money Market Portfolio
Variable Insurance Products Fund          High Income Portfolio
Variable Insurance Products Fund          Value Portfolio
Variable Insurance Products Fund          Equity-Income Portfolio
Variable Insurance Products Fund          Growth Portfolio
Variable Insurance Products Fund          Overseas Portfolio
Variable Insurance Products Fund II       Index 500 Portfolio
Variable Insurance Products Fund II       Contrafund Portfolio
Variable Insurance Products Fund II       Asset Manager: Growth Portfolio
Variable Insurance Products Fund II       Investment Grade Bond Portfolio
Variable Insurance Products Fund II       Asset Manager Portfolio
Variable Insurance Products Fund III      Growth & Income Portfolio
Variable Insurance Products Fund III      Dynamic Capital Appreciation Portfolio
Variable Insurance Products Fund III      Aggressive Growth Portfolio
Variable Insurance Products Fund III      Balanced Portfolio
Variable Insurance Products Fund III      Growth Opportunities Portfolio
Variable Insurance Products Fund III      Mid Cap Portfolio
Variable Insurance Products Fund III      Value Strategies Portfolio